[PerkinElmer, Inc. LOGO]

                            NOTICE OF ANNUAL MEETING

                                      AND

                              PROXY STATEMENT 2000

                               PERKINELMER, INC.
                               CORPORATE OFFICES
                               45 WILLIAM STREET
                         WELLESLEY, MASSACHUSETTS 02481

                            NOTICE OF ANNUAL MEETING

To the Stockholders of PerkinElmer, Inc.:

     The Annual Meeting of the Stockholders of PerkinElmer, Inc., will be held at the Sheraton Needham Hotel, 100 Cabot Street, Needham, Massachusetts, on Tuesday, April 25, 2000, at 10:30 a.m., to consider and act upon the following:

     1. A proposal to elect ten nominees for Director for terms of one year each; and

     2. Such other matters as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

     The Board of Directors has fixed the close of business on February 25, 2000 as the record date for the determination of stockholders entitled to receive this notice and to vote at the Meeting.

     All stockholders are cordially invited to attend the Meeting.

                                          By Order of the Board of Directors

                                          /s/ TERRANCE L. CARLSON
                                          TERRANCE L. CARLSON, Clerk

March 27, 2000

                           RETURN ENCLOSED PROXY CARD

Whether or not you expect to attend this Meeting, please complete, date, and sign the enclosed proxy card and to mail it promptly in the enclosed envelope. No postage is required if mailed in the United States. Prompt response is important and your cooperation will be appreciated. If the envelope is lost, return the card to Proxy Services, EquiServe, P.O. Box 9381, Boston, MA 02205-9381.

                                PROXY STATEMENT

     This Proxy Statement has been prepared to provide the stockholders of PerkinElmer, Inc. with information pertaining to the matters to be voted on at the PerkinElmer, Inc., Annual Meeting of Stockholders to be held on Tuesday, April 25, 2000 at 10:30 a.m., at the Sheraton Needham Hotel, 100 Cabot Street, Needham, Massachusetts, and at any adjournment of that Meeting. The date of this Proxy Statement is March 27, 2000, the approximate date on which the Proxy Statement and form of Proxy were first sent or given to stockholders. PerkinElmer, Inc. is sometimes referred to in this Proxy Statement as "PerkinElmer" or the "Company." PerkinElmer, Inc. Common Stock, $1 par value per share (the only outstanding PerkinElmer security with voting rights), is referred to as the "Common Stock."

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PERKINELMER. You are requested to sign and return your proxy card promptly. You have the right to revoke your proxy and change your vote at any time prior to its exercise at the Meeting by filing written notice with the Clerk of PerkinElmer or by signing and delivering a new proxy card bearing a later date. IT IS IMPORTANT TO SIGN AND RETURN YOUR PROXY CARD. It helps to establish a quorum so that the Meeting may be held, and permits your votes to be cast in accordance with your directions.

     The expenses connected with soliciting proxies will be borne by PerkinElmer. The Company expects to pay brokers, nominees, fiduciaries, and other custodians their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. The Company has engaged Georgeson Shareholder Communications, Inc. of New York City, to assist in soliciting proxies from brokers, nominees, fiduciaries, and custodians and has agreed to pay Georgeson Shareholder Communications, Inc. $7,500 and out-of-pocket expenses for such efforts. In addition to the use of the mails, certain Directors, officers, and employees may solicit proxies in person or by use of communications media.

     The stock transfer books of PerkinElmer will not be closed; however, the Board of Directors has fixed the close of business on February 25, 2000, as the record date for determining the stockholders entitled to receive notice of and to vote their shares at the Annual Meeting. On the record date, there were 48,656,003 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock carries the right to cast one vote, with no cumulative voting. The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of Common Stock issued and outstanding on the record date constitutes a quorum.

     The proposal being presented for stockholder action is set forth on your proxy card and discussed in detail on the following pages. Shares represented by proxy will be voted at the Annual Meeting in accordance with your instructions indicated on the proxy card.

     The proposal is to elect ten Directors for terms of one year each. You may grant or withhold authority to vote your shares to elect the ten nominees by marking the appropriate box on the proxy card. Should you desire to withhold authority to vote for one or more nominees, please identify the exceptions in the appropriate space provided on the proxy card. Your shares will be voted as you indicate. IF YOU SIGN AND RETURN YOUR PROXY CARD AND MAKE NO OTHER INDICATION ON THE PROXY CARD, YOUR SHARES WILL BE VOTED "FOR" ELECTING THE NOMINEES NAMED IN THIS PROXY STATEMENT.

     Management does not anticipate a vote on any other proposal at the Annual Meeting. If, however, another proposal is properly brought before the Meeting, your shares will be voted in accordance with the discretion of the named proxies.

     PerkinElmer's Annual Report to Stockholders for 1999 has been mailed to its stockholders or is enclosed herewith. It is not part of this Proxy Statement or incorporated herein by reference.

                                 VOTES REQUIRED

     The affirmative vote of the holders of a plurality of the votes cast at the Meeting is required for the election of each of the ten Directors.

     A majority in interest of all common stock issued, outstanding and entitled to vote for the election of directors constitutes a quorum. Shares of Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the Meeting, regardless of how or whether such shares are voted on any specific proposal. Shares that abstain from voting as to a particular matter, and shares held by nominee record holders who did not receive specific instructions from the beneficial owners of such shares and thus are not voted with respect to a particular matter, will not be counted as shares voting on such matter. Accordingly, abstentions and nominee non-votes will have no effect on the voting on the proposal to elect Directors as described in this Proxy Statement.

                                   ITEM NO. 1
                             ELECTION OF DIRECTORS

     The Articles of Organization and By-Laws of PerkinElmer provide that the stockholders or the Board of Directors shall fix the number of Directors at not fewer than three nor more than thirteen. At the Annual Meeting held on April 27, 1999, the stockholders fixed the number of directors at ten (10). The Articles of Organization and By-Laws provide that at each Annual Meeting of Stockholders, the successors of the Directors whose terms expire in that year shall be elected for a one-year term. There are currently ten Directors of the Company, all of whose terms expire at this year's Annual Meeting.

     The Board of Directors has nominated the following persons for election as Directors for one-year terms expiring at the Annual Meeting in 2001. All of these nominees are currently Directors of the Company.

TAMARA J. ERICKSON                      MICHAEL C. RUETTGERS
KENT F. HANSEN                          GABRIEL SCHMERGEL
JOHN F. KEANE                           GREGORY L. SUMME
NICHOLAS A. LOPARDO                     JOHN LARKIN THOMPSON
GRETA E. MARSHALL                       G. ROBERT TOD

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                     ELECTING THE TEN NOMINEES NAMED ABOVE
                          FOR TERMS OF ONE YEAR EACH.

     It is intended that the shares represented by proxies will be voted for the election of the ten nominees (unless one or more of the nominees is unwilling or unable to serve) for terms of one year each, unless a contrary instruction is indicated on the proxy cards. The Board of Directors knows of no reason why any nominee should be unable or unwilling to serve, but if such should be the case, the persons named as proxies on the proxy cards may vote for the election of a substitute. In no event will shares represented by proxies be voted for more than ten nominees. To apprise you of the qualifications of the Directors, we are including information concerning the nominees.

           NOMINEES FOR DIRECTOR FOR A ONE-YEAR TERM EXPIRING IN 2001

     TAMARA J. ERICKSON: Age 45; Principal Occupation: Management consultant specializing in corporate strategy and technology management. President, Consulting for The Concours Group. Member of the Board of Directors of PerkinElmer since 1995. Member of the Audit Committee, Corporate Governance Committee and the Compensation and Stock Option Committee of the Board of Directors.

     Ms. Erickson is the co-author of the book, Third Generation R&D: Managing the Link to Corporate Strategy, published in 1991. She joined The Concours Group in November 1998. Prior to joining The Concours Group, Ms. Erickson worked as an independent consultant specializing in corporate strategy and technology management. She served as head of U.S. consulting for P.A. Consulting Group, a management and technology consulting company, from 1996 to 1997. From 1995 to 1996, Ms. Erickson was a Senior Vice President of Arthur D. Little, Inc., a consulting company with which she had been associated since 1978.

From 1991 to 1995, Ms. Erickson served as a Managing Director the firm's management consulting business in North America, including strategy and organization, information systems, and operations management consulting services. Ms. Erickson holds a Bachelor of Arts degree in Biological Sciences from the University of Chicago and a Master of Business Administration degree from Harvard Business School.

     KENT F. HANSEN: Age 68; Principal Occupation: Professor of Nuclear Engineering at the Massachusetts Institute of Technology, Cambridge, Massachusetts. Director of PerkinElmer since 1979. Chairman of the Corporate Governance Committee and a Member of the Audit Committee, Executive Committee and Nominating Committee of the Board of Directors.

     Kent F. Hansen, a Professor of Nuclear Engineering at the Massachusetts Institute of Technology, first joined the M.I.T. faculty as an Assistant Professor in 1961. He is a former research scholar of M.I.T., from which he graduated in 1953 with a degree in physics. Dr. Hansen also received his Sc.D. degree in nuclear engineering from that institution. An authority in the field of nuclear reactor physics, reactor safety analysis, and nuclear fuel management, Dr. Hansen is the author of many scientific and technical publications and the co-author of a book entitled "Numerical Methods of Reactor Analysis." A former director of the American Nuclear Society, Dr. Hansen has served as consultant to several electric utilities and nuclear reactor manufacturers, the Department of Energy, and the Nuclear Regulatory Commission. Dr. Hansen was appointed by President Carter in 1977 to serve as a commissioner of the Nuclear Regulatory Commission. In 1978, Dr. Hansen received the American Nuclear Society's Arthur Holly Compton Award for outstanding contributions to education in the fields of nuclear science and engineering. Dr. Hansen was Chairman of the Board of Directors of Stone & Webster, Inc. from August 1995 to May 1997. He is currently Lead Director of Stone & Webster, Inc. He is also a Member of the National Academy of Engineering.

     JOHN F. KEANE: Age 68; Principal Occupation: Founder and Chairman of the Board of Directors of Keane, Inc., a publicly-traded corporation based in Boston, Massachusetts, that designs, develops and maintains computer software for corporations and hospitals. Member of the Board of Directors of PerkinElmer since 1997. Member of the Benefit Plans Investment Committee, the Corporate Governance Committee and Nominating Committee of the Board of Directors.

     Mr. Keane founded Keane, Inc. in 1965. Prior to starting the company, Mr. Keane worked for IBM, and was a marketing and management consultant for Arthur
D. Little. He is a graduate of Harvard University and received his Master of Business Administration from Harvard Business School. Mr. Keane is an active member of ITAA (Information Technology Association of America), the national computer software and services trade association, having previously served as Chairman of that organization, and is a member of the Mass High Tech Council. He currently serves as a Trustee of the Massachusetts Software Council, Inc. He is a member of the Governor's Council on Economic Growth and Technology, the Board of The Center for Quality of Management, and the Board of Overseers of Beth Israel Deaconess Medical Center. From 1994 to 1999, Mr. Keane served as Chairman of the Board of Governors of the New England Aquarium. Mr. Keane is also a Director of First Wave Technologies based in Atlanta, Georgia.

     NICHOLAS A. LOPARDO: Age 53; Principal Occupation: Vice Chairman of State Street Bank and Trust Company and Chairman and Chief Executive Officer of State Street Global Advisors, the Bank's investment management group. Member of the Board of Directors of PerkinElmer since 1996. Chairman of the Audit Committee and a Member of the Compensation and Stock Option Committee and Nominating Committee of the Board of Directors.

     Mr. Lopardo joined the Asset Management Division of State Street Bank and Trust Company in January 1987. In September 1990, he was promoted to Executive Vice President of the Bank and Chief Executive Officer of State Street Global Advisors with responsibility for that company's investment management businesses. He is also a member of the Senior Executive Group at State Street Bank and Trust Company, which is responsible for setting the policy direction of the Bank. Prior to joining State Street Bank and Trust Company, Mr. Lopardo served as Senior Vice President of sales, marketing and pension advisory services with Equitable Life Assurance Society in New York. Mr. Lopardo has over 30 years of experience in the pension industry, having served in a variety of roles with Equitable related to pension marketing, client relationships, and pension investment advisory services. He is a 1968 graduate of Susquehanna University with a Bachelor of Science degree in marketing and management and is Vice Chairman of the Board of Directors of the University and Chairman of the Investment Property and Finance Committee, and a member of the Executive Committee of that Board. He is also Chairman of the Advisory Board of the Weiss School of Business at Susquehanna University and Chairman of the Board of the Landmark School, the premier secondary school for dyslexic students. Mr. Lopardo is also a board member of the Boston Stock Exchange and of the Advisory Board of Whitehead Institute for Biomedical Research. He is currently on the Wellspring Resources, LLC Board, the Fleet Center Premium Seating Advisory Board, and American Bankers Association Investment & Trust Services Advisory Board. He is also a Board member of the Boston Partners in Education, a Board member of the Hockey Humanitarian Foundation, an Advisory Board member of the Salvation Army and a Director of Team Harmony Foundation.

     GRETA E. MARSHALL, CFA: Age 62; Principal Occupation: Principal and founder of The Marshall Plan, a financial investment company. Director of PerkinElmer since 1990. Chairman of the Benefit Plans Investment Committee and a Member of the Compensation and Stock Option Committee of the Board of Directors.

     Ms. Marshall manages The Marshall Plan, a financial investment company she founded in 1988, with offices in Concord, Massachusetts and Incline Village, Nevada. She has over thirty-five years of experience in financial analysis, research, and investment. From 1974 to 1984, she was Director, Investments, Deere & Company, Moline, Illinois. She was President of Baybanks Investment Management in 1984 and 1985 and Investment Manager of the California Public Employees Retirement System from 1985 to 1988. Ms. Marshall is a member of the Board of Directors of Hyseq, Inc. Ms. Marshall holds Bachelor of Arts and Master of Business Administration degrees from the University of Louisville. She is a Member of the Editorial Board of CFA Digest, a member of the Candidate Curriculum Committee and a Trustee of the AIMR Investment Management Workshop. Ms. Marshall is also a Trustee of the Financial Accounting Foundation.

     MICHAEL C. RUETTGERS: Age 57; Principal Occupation: Chief Executive Officer and Director of EMC Corporation, a company based in Hopkinton, Massachusetts, specializing in information storage and retrieval. Member of the Board of Directors of PerkinElmer since 1997. Chairman of the Nominating Committee and a member of the Audit Committee of the Board of Directors.

     Mr. Ruettgers became Chief Executive Officer of EMC Corporation in January 1992. From 1989 to 1991 Mr. Ruettgers held the positions of President and Chief Operating Officer. He joined the company in 1988 as Executive Vice President of Operations and Customer Service. Before joining EMC Corporation, Mr. Ruettgers spent 13 years with Raytheon Company, where played a key role in the Patriot Missile program. In 1981 he joined Boston-based Keane, Inc., a software development company where he was Senior Vice President. Following his work with Keane, Inc., Mr. Ruettgers became Chief Operating Officer of Technology Financial Services where he advised companies such as IBM, AT&T and the regional Bell operating companies. In May of 1999, Babson College recognized Mr. Ruettgers for being an "information age visionary" and presented him with the honorary degree of Doctor of Laws. Mr. Ruettgers holds a Bachelor of Science degree from Idaho State University and a Master of Business Administration degree from Harvard Business School. He is also a Director of Commonwealth Energy Systems.

     GABRIEL SCHMERGEL: Age 59; Principal Occupation: Retired Chief Executive Officer and President of Genetics Institute, Inc. Member of the Board of Directors of PerkinElmer since 1999. Member of the Audit Committee and Benefit Plans Investment Committee of the Board of Directors.

     Mr. Schmergel received a Bachelor of Science degree in Mechanical Engineering from Rensselaer Polytechnic Institute in 1962 and served with the U.S. Army as a Lieutenant from 1963 until 1965. He earned a Master of Business Administration degree from Harvard Business School in 1967, where he was named a Baker Scholar.

     From 1967 to 1981 Mr. Schmergel worked for Baxter Healthcare Corp. in the International Division. He held various positions of increasing responsibility, managing country subsidiaries and eventually all of its international operations. In 1981 Mr. Schmergel became President and CEO of a start-up company, Genetics Institute, Inc. Under his leadership, Genetics Institute, Inc. became a fully integrated biopharmaceutical company with a portfolio of drugs for hemophilia, anemia, and cancer. At the end of 1996, Genetics Institute, Inc. was acquired by American Home Products. Mr. Schmergel retired as President and Chief Executive Officer of Genetics Institute, Inc. in January 1997.

     In 1988, Mr. Schmergel was recognized with an honorary Doctorate of Engineering Degree from Worcester Polytechnic Institute, and in 1994 he was elected to the National Academy of Engineering for his leadership in biotechnology. From 1992 to 1999 he was a member of the Visiting Committee of Harvard Business School. He also spent 5 years on the Board of Governors of the New England Medical Center. Currently, Mr. Schmergel serves on the Board of Overseers for the Tufts Veterinary School and on the Board of Trustees of the Boston Ballet. Mr. Schmergel is also Chairman of the Board of Syntonix Pharmaceuticals, a privately-held development stage biotechnology company.

     GREGORY L. SUMME: Age 43; Principal Occupation: Chairman, Chief Executive Officer and President of PerkinElmer. Member of the Board of Directors of PerkinElmer since February of 1998. Chairman of the Executive Committee and Member of the Corporate Governance Committee of the Board of Directors.

     Mr. Summe was named Chief Executive Officer of PerkinElmer effective January 1, 1999 and Chairman effective April 27, 1999. He was appointed President and Chief Operating Officer of PerkinElmer and elected to the Company's Board of Directors in February 1998. Prior to joining PerkinElmer, Mr. Summe held three positions with AlliedSignal, Inc. (now Honeywell International): President of the Automotive Products Group in 1997, President of Aerospace Engines (1995 to 1997) and President of General Aviation Avionics (1993 to 1995). Prior to joining AlliedSignal, he was the general manager of commercial motors at General Electric (1992 to 1993) and a partner at McKinsey & Co., Inc. (1983 to 1992). Mr. Summe holds Bachelor of Science and Master of Science degrees in electrical engineering from the University of Kentucky and the University of Cincinnati, and a Master of Business Administration degree from the Wharton School at the University of Pennsylvania.

     JOHN LARKIN THOMPSON: Age 69; Principal Occupation: Of Counsel to Nutter, McClennen & Fish LLP, a Boston, Massachusetts law firm. Director of PerkinElmer since 1986. Member of the Benefit Plans Investment Committee and the Corporate Governance Committee of the Board of Directors.

     Mr. Thompson served as President and Chief Executive Officer of Blue Cross & Blue Shield of Massachusetts, Inc. from 1988 until his retirement in 1992. He served as President of Blue Shield of Massachusetts, Inc. and Blue Cross of Massachusetts, Inc. from 1970 and 1987, respectively, until December 30, 1988 when those two companies merged. Prior to his service with Blue Cross and Blue Shield, Mr. Thompson was an associate and then partner with the Boston law firm of Palmer & Dodge. He holds a Bachelor of Science degree from Villanova University, a Master of Science degree from Columbia University Graduate School of Business, and a Juris Doctor (cum laude) from Boston University School of Law and is a Member of the Massachusetts and Boston Bar Associations. Mr. Thompson retired from the United States Naval Reserve in 1976 as a Commander. He is a Trustee and former Chairman of the New England Aquarium, Director, Boston Private Bank & Trust Company, Director and former Chairman of the Artery Business Committee, and Trustee of Emmanuel College. He also served as Chairman of the United Way of Massachusetts Bay and Chairman of the Massachusetts Port Authority. He currently serves as a Director of several other civic and charitable organizations.

     G. ROBERT TOD: Age 60; Principal Occupation: Retired Vice Chairman, President and Chief Operating Officer and Director of the CML Group, Inc., a specialty marketing company. Director of PerkinElmer since 1984. Lead Director, Chairman of the Compensation and Stock Option Committee and member of the Executive Committee and Nominating Committee of the Board of Directors.

     Mr. Tod received a Bachelor of Science degree in Mechanical Engineering from Rensselaer Polytechnic Institute in 1961 and also holds a Master of Business Administration degree from Harvard Business School. Mr. Tod is co-founder of the CML Group, Inc. and served as its Vice Chairman, President and Chief Operating Officer from 1969 to his retirement in June 1998. CML Group, Inc. declared bankruptcy on December 18, 1998. Mr. Tod is currently a Director of SCI Systems, Inc., non-executive Chairman of Allagash Brewing Co., and Trustee of Rensselaer Polytechnic Institute. Mr. Tod is a former Director of US Trust, Walden Bancorp and Domain Inc. He also previously served as a Trustee of Emerson Hospital, the Middlesex School, the Fenn School and as a Vice President of the Alumni Executive Council of the Harvard Business School.

                 INFORMATION RELATIVE TO THE BOARD OF DIRECTORS
                         AND CERTAIN OF ITS COMMITTEES

     A formal Audit Committee of the Board of Directors was created in 1971. The current Committee, which met seven times in 1999, is composed of five
Directors -- Messrs. Lopardo (Chair), Hansen, Ruettgers and Schmergel and Ms. Erickson.

     The responsibilities of the Audit Committee are to (1) recommend the particular persons or firm to be employed by the Company as its independent auditor; (2) consult with the persons so chosen to be the independent auditor with regard to the plan of audit; (3) review, in consultation with the independent auditor, its report of audit or proposed report of audit, and the accompanying management letter, if any; and (4) consult periodically with the independent auditor with regard to the adequacy of internal controls and, if the Committee so chooses, to consult with the Chief Financial Officer and the Vice President, Control and Treasury and other officers and employees as the Committee may deem appropriate.

     The Compensation and Stock Option Committee of the Board of Directors, which met four times in 1999, is composed of four Directors -- Messrs. Tod (Chair) and Lopardo and Ms. Marshall and Ms. Erickson. The Committee reviews and approves the salaries and incentive compensation of the Chairman of the Board, the Chief Executive Officer, the President, and the Senior Vice Presidents. The Committee also reviews and approves the management incentive plans of the Company and its subsidiaries, administers the stock option plans adopted by the Company, and reviews and approves such other employment and compensation matters as it deems necessary and proper.

     The Corporate Governance Committee of the Board of Directors, which met three times in 1999, is composed of five Directors -- Messrs. Hansen (Chair), Keane, Summe and Thompson and Ms. Erickson. The Committee examines and defines the Board of Directors' role in corporate governance, formulates policy to address shareholder concerns, and formulates guidance, for management action, to deal with evolving social issues, both internal and external to the organization.

     A Nominating Committee of the Board of Directors was created in 1991. The current Committee, which met two times in 1999, is composed of five
Directors -- Messrs. Ruettgers (Chair), Hansen, Keane, Lopardo and Tod. The Committee establishes criteria for nomination or renomination of persons to serve as Directors, develops procedures for the nomination or renomination process, and identifies and recommends candidates for nomination to the Board of Directors. Any stockholder desiring to submit a candidate for consideration by the Nominating Committee should send sufficient biographical data and background information concerning the candidate to enable a proper judgment as to the candidate's qualifications, together with any other relevant information, to:
Chairman of the Nominating Committee, c/o PerkinElmer, Inc., 45 William Street, Wellesley, MA 02481.

     A Benefit Plans Investment Committee of the Board of Directors was created in October 1991. The present Committee, which met once in 1999, is composed of four Directors -- Ms. Marshall (Chair) and Messrs. Keane, Schmergel and Thompson. The Committee reviews the investment of funds held in the Company's employee benefit plans.

     The Board of Directors also has an Executive Committee, which did not meet in 1999, and is composed of three Directors -- Messrs. Summe (Chair), Hansen and Tod. The Committee, which acts as needed during intervals between Board meetings, has been delegated all the powers of the Board except those powers which by law, the Articles of Organization or the By-Laws of the Company, the Board of Directors is prohibited from delegating.

     With the exception of the Executive Committee and the Corporate Governance Committee, all Committees of the Board of Directors are comprised of non-employee Directors.

MEETINGS

     The Board of Directors met nine times in 1999. All Directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and the committees of the Board on which they respectively served.

DIRECTOR COMPENSATION

     Directors who are employees of the Company receive no additional compensation for their services as Directors. Directors who are not employees of the Company are paid an annual retainer fee of $12,000, plus $1,000 for each meeting of the Board they attend. Additionally, the Chairs of the Audit, Compensation and Stock Option, Corporate Governance, Nominating, and Benefit Plans Investment Committees receive $4,000 per year and the other non-employee members of these Committees receive $3,000 per year. In addition, all non-employee members of these Committees receive $1,000 for each Committee meeting they attend unless the Committee meeting is held on the same day as a Board of Directors' meeting, in which case the Committee member receives $500.

     Each year the non-employee Directors receive 800 shares of Common Stock (with a pro-rated number of shares issued to Directors who served for only a portion of the year). Shares are issued in January of each year to all Directors serving at that time. In addition, the Board approved in 1999 an annual stock option grant to non-employee Directors valued at $24,000 using the Black-Scholes valuation Model. The Lead Director (Mr. Tod) also receives an additional stock option grant valued at $16,000. Options vest in three equal installments over a 3-year period and have a 7-year exercise term.

     The Board also voted in 1999 to permit participation by Directors to participate in the Company's 1998 Deferred Compensation Program. Directors may defer compensation in the form of fees and grants of common stock.

     During 1999, the Board voted to end the PerkinElmer Directors Charitable Contribution Program for new members of the Board. Under this program the Company contributed upon death of an eligible Director a total of $1,000,000 to one or more qualifying charitable organizations named by the Director. The program was funded through a life insurance policy on each eligible Director with the life insurance proceeds payable to PerkinElmer. All active Directors were given the option to remain in the program or to exchange their participation in the program for a one-time grant of options to purchase 10,000 shares of common stock. These options were granted with the same vesting schedule as the vesting under the Directors Charitable Program (completion of five years of service on the Board), and have a 10-year exercise term. All Directors with the exception of Mr. Thompson elected to exchange participation in the Charitable Contribution Program for the option grant.

     The Board also voted in 1999 to establish stock ownership guidelines for Directors. Directors will be required to own PerkinElmer stock in the amount of five times the annual Directors retainer fee. The Stock Ownership requirement is expected to be met within two years of the Director's appointment to the Board.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table identifies the only persons known to the Company to be beneficial owners of five percent or more of the outstanding shares of Common Stock. The information in this table and the footnotes is taken from a Schedule 13G dated February 11, 2000, filed by The Regents of the University of California, and a Schedule 13G dated February 14, 2000, filed by FMR Corp., with the Securities and Exchange Commission.

                                                            AMOUNT AND NATURE
                                                              OF BENEFICIAL      PERCENT
           NAME AND ADDRESS OF BENEFICIAL OWNER               OWNERSHIP(1)       OF CLASS
           ------------------------------------             -----------------    --------
The Regents of the University of California...............      3,343,781(2)        7.2%
1111 Broadway
14th Floor
Oakland, CA 94607
FMR Corp. ................................................      5,537,702(3)      11.99%
82 Devonshire Street
Boston, MA 02109

---------------
NOTES

(1) There are no shares included with respect to which such persons have a right to acquire beneficial ownership.

(2) The Schedule 13G filed by The Regents of the University of California states that it has sole voting power and sole dispositive power over 3,343,781 shares.

(3) The Schedule 13G filed by FMR Corp. states that FMR Corp. (i) has sole dispositive power with respect to 5,537,702 shares of which 4,640,890 shares are held by various investment companies to which a wholly-owned subsidiary of FMR Corp., Fidelity Management and Research Company, acts as investment adviser and 896,812 shares are held by various institutional accounts for which Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., serves as investment manager, and (ii) has sole voting power with respect to 734,812 of the shares held by such institutional account(s).

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the number of shares of Common Stock owned of record or beneficially (including unexercised stock options exercisable within 60 days) on February 1, 2000, (i) by each of the Directors and nominees for Director individually, (ii) by each of the executive officers named in the Summary Compensation Table below, and (iii) by all executive officers, Directors, and nominees for Director as a group. No Director, nominee for Director, or executive officer of the Company owned any equity securities of the Company other than Common Stock on that date.

                                                                  AMOUNT AND
                                                                   NATURE OF               PERCENT
NAME                                                        BENEFICIAL OWNERSHIP(1)        OF CLASS
----                                                        -----------------------    ----------------
Gregory L. Summe..........................................           780,000(2)               1.6%
Angelo D. Castellana......................................           103,453(2)                 *
John Engel................................................            43,791(2)                 *
Robert Rosenthal..........................................            76,916(2)                 *
Robert Friel..............................................            78,706(2)                 *
Tamara Erickson...........................................             3,200                    *
Kent F. Hansen............................................            18,000                    *
John F. Keane.............................................             3,200                    *
Nicholas A. Lopardo.......................................             4,000                    *
Greta E. Marshall.........................................            17,800                    *
Michael C. Ruettgers......................................             3,300                    *
Gabriel Schmergel.........................................             2,300                    *
John Larkin Thompson......................................            10,800                    *
G. Robert Tod.............................................            24,500                    *
All executive officers, Directors, and nominees for
  Director of the Company as a Group, 19 in number,
  including those listed above............................         1,310,365(2)               2.7%

---------------
 *  Less than 1%

(1) Owners of all shares have sole voting and investment power except Mr. Castellana who shares investment and/or voting power over 7,022 shares. The number of shares stated as being owned beneficially includes shares held beneficially by spouses, minor children, and certain trusts; the inclusion of such shares in the Proxy Statement, however, does not constitute an admission that the executive officers, directors, or nominees for Director are direct or indirect beneficial owners of such shares.

(2) The amounts shown as beneficially owned by Messrs. Summe, Castellana, Engel, Rosenthal and Friel and by all executive officers, Directors, and nominees for Director as a group, include 730,000, 91,800, 33,334, 66,667, 66,667 and
    1,095,537 shares, respectively, that are obtainable within 60 days after February 1, 2000 upon exercise of, and payment of the exercise price of outstanding, unexercised stock options. The amounts shown as beneficially owned by Messrs. Summe, Castellana, Engel, Rosenthal and Friel and by all executive officers, Directors, and nominees for Director as a group, do not include 50,947, 12,629, 10,000, 25,000, 25,000 and 170,980 shares, respectively, that are accrued under the PerkinElmer Deferred Compensation Plan and are payable 100% in PerkinElmer stock at the time of retirement or termination of employment.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee (the "Committee") of the Board of Directors is composed of four independent outside Directors. The Committee's report on executive compensation follows.

OVERALL PHILOSOPHY

     The Company's overall executive compensation philosophy is based on the premise that compensation should be aligned with and support the Company's business strategy and long-term initiatives, enhance shareholder value and be competitive with that offered by comparable companies. Under the guidance of the Committee, compensation policies have been designed to link executive compensation to the attainment of the Company's specific goals. These policies also allow the Company to attract and retain senior executives critical to the long-term success of a diverse high technology organization by providing a competitive compensation package and recognizing and rewarding individual contributions. The key elements of the Company's executive compensation are base salary, annual incentive awards, and stock options.

     In order to provide the Company with more flexibility with respect to structuring stock incentive and cash performance award programs for the management team, in 1999 stockholders approved the PerkinElmer, Inc. 1999 Incentive Plan. This plan replaces the Company's 1992 PerkinElmer Stock Option Plan and, accordingly, no further grants will be made under the 1992 Plan.

BASE SALARY

     Each year, the Committee reviews and establishes the base salary of the Chief Executive Officer based on the Company's performance, as measured by a combination of factors consisting principally of sales, earnings per share growth, return on equity, cash flow, return on capital, and net operating profit after tax (NOPAT). The Committee also takes into account a comparison to executive compensation in other companies as revealed by executive compensation surveys referred to below. The Committee also reviews, approves or modifies, as deemed appropriate by the Committee, a salary plan recommended by the Chief Executive Officer and the Senior Vice President of Human Resources for the corporate officer positions. This plan, developed by the Human Resources staff, is based on the performance of each such officer while taking into consideration the Company's performance as measured by the factors described above.

     The Company uses a nationwide Executive Compensation Survey to provide general overall compensation guidance. The survey shows market competitive information for the total compensation for selected officer positions for companies comparable in revenue size to PerkinElmer and in similar high technology sectors. Generally, the compensation levels of PerkinElmer officers are comparable with those holding similar positions within the companies included in the above-mentioned survey.

     In accordance with the Company's policy to pay competitive salaries, the base salaries of most officers were increased in 1999. Mr. Summe's salary was increased in February 1999 from $475,000 a year to $625,000 a year recognizing his promotion from the position of Chief Operating Officer to Chief Executive Officer.

INCENTIVE COMPENSATION

     In 1999 PerkinElmer revised its annual incentive plan to provide more flexibility to focus on specific performance elements to drive improved profitability and operating performance in the business units. The revised plan, called the Performance Incentive Plan (PIP), provides incentive compensation to certain key employees. Mr. Summe and the other executive officers named in the Summary Compensation Table are participants in the PIP. Although the PIP is the primary source of incentives for officers, the Committee may award additional incentives to selected officers outside of the PIP in circumstances in which the Committee determines that an additional incentive established on a different basis is appropriate.

     In 1999 the PIP measured Mr. Summe and other senior staff officers (e.g. Finance, Human Resources, Legal) on the basis of growth in earnings per share
(EPS) and Economic Value Added (EVA(R)). Officers and other key employees in the strategic business units (SBU's) were measured on SBU net operating profit after tax (NOPAT) and EVA(R).

     For purposes of the PIP, stockholder value is created when the Company earns a return in excess of the cost of the capital employed. PerkinElmer calculates its EVA(R) by taking NOPAT and subtracting a capital charge. The capital charge is the result of the capital employed by the Company multiplied by the Company's weighted average cost of capital.

     Each PIP participant is assigned a target incentive, expressed as a percentage of base salary ranging between 10% and 80%. The target percentage represents the amount of the incentive award if PIP performance targets are met. The PIP targets are generally based on the performance of the participant's SBU or Strategic Business Enterprise (SBE). Performance targets for certain officers and other corporate participants are based on consolidated performance. For SBU/SBE managers and participants, performance targets are based on SBU/SBE consolidated performance. The actual incentive award is determined by multiplying the target incentive by a formula performance factor based upon actual PIP performance compared to the target performance.

     In 1999, Mr. Summe's target bonus was 80% of base salary. His target PIP was based on consolidated performance. For 1999, the actual EPS and EVA(R) showed significant improvement over 1998. As a result, he received a PIP award of $1,000,000, which represents 200% of his target incentive. In addition, the Board awarded Mr. Summe an additional bonus of $250,000 for his exceptional performance in reshaping the PerkinElmer portfolio to include a higher mix of technology oriented businesses, significantly improving the operating performance and efficiency of the business units, and improving the depth and quality of leadership in the company.

STOCK OPTIONS

     Many studies indicate a correlation between employee stock ownership and Company performance. Under the Company's Stock Option Plans, the Committee grants stock options to the Company's senior executives following established guidelines. These guidelines are based primarily on competitive industrial practice as revealed by a long-term executive compensation survey covering a large number of public companies in a variety of industries in which the Company participates. The survey data show that the normal stock option award is a multiple of base salary. The Committee uses the Black-Scholes option pricing method as the basis for determining the value of option grants. This method takes into consideration a number of factors including the stock's volatility, dividend rate, option term, and interest rates to estimate the option's present value.

     Mr. Summe was granted a multi-year option grant on 450,000 shares in January 1999. This grant was subject to a six-year cliff vesting schedule, with a special provision for accelerated vesting based on meeting or exceeding significant performance goals. The accelerated vesting goals established for the grant were three consecutive years of 15% growth in EPS over 1998 or 50% growth in EPS over 1998 in two years or less (adjusting for the impact of acquisitions and divestitures). These goals were exceeded in 1999, and the options were vested. In addition, Mr. Summe was provided with an interest free loan to purchase 25,000 shares of common stock. The loan was structured with a forgiveness feature whereby the loan was to be forgiven on the same basis as the vesting of the multi-year option grant (three consecutive years of 15% growth in EPS over 1998 or 50% growth in EPS over 1998 in two years or less). These goals were exceeded in 1999 and the loan was forgiven.

STOCK OWNERSHIP PROGRAM BY OFFICERS AND SBE MANAGERS

     The Committee has determined that in order to further align management and shareholder interests, PerkinElmer stock ownership by PerkinElmer officers and SBE managers should be significant relative to each officer's and SBE manager's base salary. The market value of PerkinElmer stock expected to be owned by the Company's officers and general managers is as follows:

CEO.....................................................  2 times base salary
President and COO.......................................  1 1/2 times base salary
Senior Vice Presidents..................................  1 1/2 times base salary
Other Officers..........................................  1 times base salary
SBE Managers............................................  1/2 times base salary

     Officers and SBE managers are expected to attain these ownership levels four years after their election or appointment to the specified officer or SBE manager position.

SECTION 162(M)

     Section 162(m) of the Internal Revenue Code generally limits the deductibility of public companies of annual compensation for certain officers to $1 million. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. It is the general intention of the Committee to assure, where appropriate, that officer compensation will meet the Section 162(m) requirements for deductibility. However, the Committee reserves the right to use its judgment to authorize compensation payments, which may be in excess of the limit when the Committee believes such payment is appropriate, after taking into consideration changing business conditions, or the officer's performance, and is in the best interest of the stockholders. The Committee will review its policy concerning Section 162(m) on a year-by-year basis.

     Compensation and Stock Option Committee

        G. Robert Tod (Chairman)
        Tamara J. Erickson
        Nicholas A. Lopardo
        Greta E. Marshall

                            STOCK PERFORMANCE GRAPHS

     Set forth below and on the next page are two line graphs comparing the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and the S&P Technology-500 Index (name changed from S&P High Technology Composite Index) for
(i) the period from January 2, 1995 to February 29, 2000, including the five fiscal years commencing January 2, 1995 and ended January 2, 2000, and (ii) the period from December 28, 1997 to February 29, 2000, including the two fiscal years commencing December 28, 1997 and ended January 2, 2000. Both graphs also include total shareholder return information for the first two months of 2000 to provide more current information. The second line graph roughly coincides with the period beginning in February 1998 when Mr. Summe joined the Company.

     COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN* AND CUMULATIVE TOTAL
                        RETURN SINCE DECEMBER 28, 1997*
             PERKINELMER, INC. COMMON STOCK, S&P COMPOSITE-500 AND
                           S&P TECHNOLOGY-500 INDICES

                          TOTAL RETURN TO SHAREHOLDERS
                              REINVESTED DIVIDENDS
[FIVE YEAR INDEXED RETURNS CHART]

                                                    PERKINELMER INC.               S&P 500(R)            S&P(R) TECHNOLOGY INDEX
                                                    ----------------               ----------            -----------------------
1-Jan-95                                                 100.00                      100.00                      100.00
31-Dec-95                                                178.00                      138.00                      144.00
29-Dec-96                                                157.00                      173.00                      210.00
28-Dec-97                                                155.00                      218.00                      247.00
3-Jan-99                                                 220.00                      290.00                      445.00
2-Jan-00                                                 336.00                      351.00                      781.00
29-Feb-00                                                523.00                      327.00                      817.00

[TWO YEAR INDEXED RETURNS CHART]

                                                    PERKINELMER INC.               S&P 500(R)            S&P(R) TECHNOLOGY INDEX
                                                    ----------------               ----------            -----------------------
28-Dec-97                                                100.00                      100.00                      100.00
3-Jan-99                                                 142.00                      133.00                      180.00
2-Jan-00                                                 216.00                      161.00                      316.00
29-Feb-00                                                336.00                      150.00                      331.00

---------------

* Assumes that the value of the investment in PerkinElmer, Inc. Common Stock and each index was $100 on January 2, 1995, for the five year stock performance graph, and $100 on December 28, 1997, for the stock performance graph since December 28, 1997, and that all dividends were reinvested.

     The following table sets forth information concerning the annual and long-term compensation for services to the Company for the 1997, 1998, and 1999 fiscal years, of (i) the Company's chief executive officer during 1999, and (ii) the other four most highly compensated executive officers of the Company for 1999 all of whom were serving as executive officers as of January 2, 2000.

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION                               LONG-TERM COMPENSATION
                              --------------------------------------------   ----------------------------------------------------
                                                                                      AWARDS
                                                                             ------------------------   PAYOUTS
                                                                OTHER        RESTRICTED    SECURITIES   -------
                                                               ANNUAL           STOCK      UNDERLYING    LTIP        ALL OTHER
                                     SALARY      BONUS     COMPENSATION(2)   AWARD(S)(3)    OPTIONS     PAYOUTS   COMPENSATION(5)
NAME AND PRINCIPAL POSITION   YEAR     ($)      ($)(1)           ($)             ($)         (#)(4)       ($)           ($)
---------------------------   ----   -------   ---------   ---------------   -----------   ----------   -------   ---------------
Gregory L. Summe............  1999   607,681   1,250,000       135,849          681,225     450,000                    709,856
  Chairman of the Board       1998   420,187     361,000       103,948        1,069,905     400,000                  1,119,022
  (commencing 4/27/99) and
  Chief Executive Officer
Robert F. Friel.............  1999   278,645     350,000                        710,725     200,000                    607,194
  Senior Vice President &
  Chief Financial Officer
John J. Engel...............  1999   190,386     284,000                        277,490     100,000                    351,739
  President Optoelectronics
  SBU
Robert Rosenthal............  1999   224,991     237,000                        670,225     200,000                    250,000
  President Instruments SBU
Angelo D. Castellana........  1999   330,291     256,000                        272,490      60,000                      9,791
  Senior Vice President       1998   315,578     268,000                                          0                     73,604
                              1997   234,623      76,049                                     75,000                     10,588

---------------
NOTES

(1) This represents the amount of the declared awards under the Company's PIP. Mr. Summe's bonus includes two components. A $1,000,000 award was granted under the PIP and an additional $250,000 performance bonus was granted for exceptional performance as outlined in the Compensation Committee Report.

(2) With the exception of Mr. Summe, perquisites and other personal benefits did not in the aggregate exceed the lesser of $50,000 or 10 percent of the total of annual salary and bonus reported in this table for any named executive officer. Perquisites for Mr. Summe include $110,849 representing the value of mortgage interest differential payments provided to Mr. Summe for his relocation to a higher cost housing region. These payments will be discontinued during 2000 and have been grossed-up for tax purposes. Mr. Summe is also provided with a car allowance of $25,000 annually.

(3) Restricted Stock was granted as part of the Corporate Officer's Long Term Incentive Program. This program is intended to motivate Corporate Officers to meet aggressive performance targets. The restricted stock vested on the seventh anniversary of issuance, and vesting would accelerate on meeting or exceeding the performance targets of three consecutive years of 15% growth in Earnings Per Share (EPS) or 50% growth in EPS in two years or less (adjusted for significant acquisitions and divestitures). The Company met these targets and the restricted stock vested on January 3, 2000.

(4) Mr. Summe received a multi-year stock option grant covering the years 1999 through 2001. These options, at the time of issue, vested on the sixth anniversary of issuance, and vesting accelerated based on the Company's meeting the performance targets outlined in footnote 3 (above). The Company met these targets and the options granted to Mr. Summe vested on January 3, 2000. With regard to Messrs. Friel, Engel and Rosenthal, these option grants were necessary to recruit these executives. These options, and the transition payments described in footnote 5 below, offset the value of unvested stock options and loss of bonus and other incentive opportunities and benefit plans as a result of leaving their previous employer.

(5) This column includes the actuarial benefit to the named executive officer of the split-dollar life insurance policy established in 1991 and the Company's contribution to the PerkinElmer, Inc. Savings Plan. The actuarial benefit in 1999 of the split-dollar life insurance to Messrs. Summe, Friel, Engel, Rosenthal, and

    Castellana is $0, $0, $0, $0, and $4,511 respectively. The Company contributes $162 (per year) toward the first $500,000 of coverage under the term life portion of the split-dollar life insurance policy for each of the named executives. The named executive officer contributes an amount each year to the split-dollar life insurance policy equal to the cost of the term life insurance under the policy. The balance of the premium is paid by the Company. The Company has the right to recover the amount it paid at the death of the executive officer. The amount reported in the column for 1999 for Messrs. Summe, Friel, Engel, and Castellana includes $5,280 as the Company's contribution to the PerkinElmer, Inc. Savings Plan for each of the aforementioned executives. In the case of Messrs. Friel, Engel, and Rosenthal this column also includes transition payments of $500,000, $250,000, and $250,000 respectively, paid by the Company. These transition payments were necessary to recruit these executives. These payments, together with the option grants described in footnote 4 above, offset the value of unvested stock options and loss of bonus and other incentive opportunities and benefit plans as a result of leaving their previous employer. This column includes relocation expenses paid to Messrs. Friel and Engel of $101,914 and $96,459, respectively. In addition, this column includes a performance-based loan of $659,500 provided to Mr. Summe to purchase PerkinElmer stock. The loan carried a provision that allowed for full forgiveness based on the Company achieving the aggressive performance targets noted in footnote 3 (above). The Company met those targets in 1999 and the loan was forgiven as of January 3, 2000. The forgone interest (including gross up) totaling $45,076 is also represented in this column.

                                 PENSION PLANS

EMPLOYEES RETIREMENT PLAN

     The Company and its subsidiaries maintain several retirement plans for the benefit of their employees, including officers. All executive officers, including the CEO and the four highest compensated executive officers, participate in the PerkinElmer, Inc. Employees Retirement Plan (the "Retirement Plan"), the principal features of which are as follows.

     Subject to maximum benefit limitations prescribed by law, a participant will be entitled to receive an annual payment equal to the sum of 0.85 percent of the participant's Final Average Earnings (the average of the employee's base salary for the five consecutive highest-salaried years out of the last ten years of credited service with the Company) multiplied by the number of years of credited service with the Company plus 0.75 percent of the excess of such earnings over the Social Security Tax Base multiplied by the number of years of credited service (not in excess of 35) with the Company. In no event will the accrued benefit payable at normal retirement date be less than the frozen accrued benefit as of December 31, 1993 determined in accordance with terms of the Plan at that time. The maximum benefit payable from the Retirement Plan for 1999 is $130,000.

     Effective January 1, 1997, the Retirement Plan was amended to provide an additional benefit for certain participants. The benefit is 1.6% of Final Average Earnings multiplied by the years of credited with the Company times a ratio equal to a service credit divided by twenty-five (25) times a ratio equal to the number of years of service with the Company since January 1, 1994 divided by the projected number of years of service with the Company from January 1, 1994 to the employee's normal retirement date. Mr. Castellana is the only named officer that participates in this benefit.

     All employees of the Company who participate in the Retirement Plan are required to either complete five years of service or reach their normal retirement date, whichever is first to occur, before they have a vested interest in the Retirement Plan.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     In addition to the basic benefit plan described above, the Company has created the PerkinElmer, Inc. Supplemental Executive Retirement Plan (the "Supplemental Plan"), which provides additional benefits for executive officers. Officers at the Vice President level and above, the General Counsel, the Corporate Controller, and others designated by the Board of Directors are eligible to receive benefits under the

Supplemental Plan when they have reached 55 years of age and completed five years of service. In the event of a change of control as defined in the Supplemental Plan, however, participants in the Supplemental Plan are eligible to receive benefits regardless of age or years of service. If a participant dies prior to attaining age 55, but after the completion of five years of service, the participant's eligible spouse is entitled to receive a benefit in the form of 50 percent of the benefit the participant would have received upon attaining age 55 commencing on the date the participant would have attained age 55.

     During 1999, the Company recognized $1,815,276 as an expense and $1,037,278 as income for the Supplemental Plan and made payments to retired officers and beneficiaries in the amount of $1,294,239. While the Company is not required to fund the Supplemental Plan, effective April 6, 1989, the PerkinElmer, Inc. Non-Qualified Benefit Trust Agreement (the "Trust") was established by and between the Company and Mellon Bank, NA. As of December 31, 1999, the Trust had a balance of $9,800,831. The purpose of the Trust is to provide greater assurance of the receipt of Supplemental Plan benefits. Amounts held in the Trust are subject to the claims of the Company's general creditors in the event of the Company's insolvency or bankruptcy.

     The Supplemental Plan is administered by the Compensation and Stock Option Committee of the Board of Directors. The Board of Directors may amend or terminate the Supplemental Plan at any time; however, such amendment or termination shall not reduce or eliminate the benefit payments currently being made or the accrued plan benefit of any participant.

     The Supplemental Plan provides an annual benefit payable at retirement equal to:

          (a) 0.85 percent of average total compensation (as defined below) for each year of credited service, plus 0.75 percent of average total compensation in excess of the Social Security Tax Base for each year of credited service limited to 35 years, less (b),

          (b) 100 percent of the participant's benefit accrued at date of termination and payable at normal retirement age under any Company-funded retirement plan, plus (c),

          (c) The reduction, if any, to the early retirement benefit payable from any Company-funded retirement plan due to the limitations as set forth in Section 415(b) of the Internal Revenue Code of 1986.

     The benefit payable under the Supplemental Plan, however, shall in no event be less than (c) above.

     No actuarial adjustment is made as a result of retirement before or after age 65. Average total compensation is the average of a participant's total cash compensation for the highest-compensated consecutive five years of credited service out of his last ten years of credited service prior to age 65 (or his age at earlier termination of employment).

     Mr. Castellana has reached the minimum age of eligibility for retirement under the Supplemental Plan. In combination with the amounts payable under the Retirement Plan, Mr. Castellana would receive $270,920 per year, assuming he retired on the last day of 1999 and received benefits as a single life annuity.

                            PENSION PLAN TABLE(1)(2)
                     ANNUAL ESTIMATED BENEFITS PROVIDED BY
          THE COMBINED PERKINELMER, INC. EMPLOYEES RETIREMENT PLAN AND
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

FINAL                       YEARS OF SERVICE
AVERAGE      -----------------------------------------------
EARNINGS       15        20        25        30        35
--------     -------   -------   -------   -------   -------
$1,000,000   236,281   315,041   393,801   472,562   551,322
   900,000   212,281   283,041   353,801   424,562   495,322
   800,000   188,281   251,041   313,801   376,562   439,322
   700,000   164,281   219,041   273,801   328,562   383,322
   600,000   140,281   187,041   233,801   280,562   327,322
   500,000   116,281   155,041   193,801   232,562   271,322
   450,000   104,281   139,041   173,801   208,562   243,322
   400,000    92,281   123,041   153,801   184,562   215,322
   350,000    80,281   107,041   133,801   160,562   187,322
   300,000    68,281    91,041   113,801   136,562   159,322
   250,000    56,281    75,041    93,801   112,562   131,322
   225,000    50,281    67,041    83,801   100,562   117,322
   200,000    44,281    59,041    73,801    88,562   103,322
   175,000    38,281    51,041    63,801    76,562    89,322
   150,000    32,281    43,041    53,801    64,562    75,322
   125,000    26,281    35,041    43,801    52,562    61,322
   100,000    20,281    27,041    33,801    40,562    47,322

---------------
NOTES

(1) For the purpose of calculating the amounts shown in the above table, it is assumed that the participants in the specified ranges retired on December 31, 1999, and at age 65, and that all payments were made on a straight life annuity basis. These payments are not subject to any deduction for Social Security benefits.

(2) Messrs. Summe, Friel, Castellana, Rosenthal, and Engel have respectively 2, 1, 34, 1 and 1 years of credited service under the Retirement Plan; and Supplemental Plan as of January 1, 2000. Compensation covered under the Retirement Plan is limited to $160,000 for 1999. Compensation covered under the Supplemental Plan includes the salary and Bonus (set forth in footnote
    (1)) shown in the Summary Compensation Table.

EMPLOYMENT AND OTHER AGREEMENTS

     Compensation in the form of salary to Mr. Summe is paid pursuant to a three-year employment agreement with the Company dated January 8, 1998, and amended November 5, 1999, automatically renewable for successive three-year intervals, which provided for a minimum annual payment in 1999 of $625,000. Compensation in the form of salary to Messrs. Castellana, Engel, Friel and Rosenthal are paid pursuant to one-year employment agreements with the Company dated November 10, 1999, December 1, 1999, November 18, 1999 and July 23, 1999, respectively, automatically renewable for successive 1-year intervals, which provided for minimum annual payments in 1999 of $350,000, $275,000, $315,000 and $300,000, respectively.

     All the employment agreements with the named executive officers contain provisions that provide that in the event of a change in control of the Company, the employment term shall be extended for a period of three (3) years from the date of the change in control. Following a change in control, if the executive is terminated without "cause" or resigns for "good reason" (each as defined in the agreement), the executive is entitled to receive a severance payment equivalent to three (3) years of base salary plus bonuses and continuation of certain benefits for three (3) years from the date of termination. In addition, the executive is entitled to receive a "gross-up payment" (as defined in the agreement) for the excise tax plus any additional excise tax and income tax occasioned by the gross-up payment itself.

     Generally, a change in control will be deemed to have occurred in any of the following circumstances:

          (1) acquires 20% or more of the outstanding voting stock of the Company by any person or entity;

          (2) the "Continuing Directors" (as defined in the agreement) do not constitute a majority of the board;

          (3) the stockholders of the Company approve a business combination in which the voting securities of the Company outstanding immediately prior thereto would represent 50% or less of the voting securities of the surviving entity; or

          (4) a plan for the complete liquidation or an agreement for the sale or disposition of all or substantially all of the assets of the Company is approved by the stockholders of the Company.

     All of the employment agreements with the named executive officers, with the exception of that with Mr. Summe, provide that upon termination initiated by the Company without cause, apart from a change in control, the executive would be entitled to continuation of his or her salary, bonus, and employee benefits for one (1) year from the date of termination. The employment agreement of Mr. Summe provides that he would be entitled to the continuation of his salary, bonus, and employee benefits for three (3) years from the date of termination.

OPTION GRANTS

     The following table sets forth information on grants made in 1999 of stock options to the officers identified in the Summary Compensation Table. No stock appreciation rights were granted during the last fiscal year.

                              OPTION GRANTS TABLE
                       OPTION GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS                                  GRANT DATE
                       ------------------------------------------------------------------------------     VALUE
                                                   % OF TOTAL                                           ----------
                       NUMBER OF SECURITIES     OPTIONS GRANTED                EXERCISE                 GRANT DATE
                        UNDERLYING OPTIONS        TO EMPLOYEES      DATE OF    PRICE PER   EXPIRATION    PRESENT
NAME                          GRANTED            IN FISCAL YEAR      GRANT     SHARE(1)     DATE(2)      VALUE(3)
----                   ---------------------   ------------------   --------   ---------   ----------   ----------
Gregory L. Summe.....         450,000(4)               16%          01/20/99   $27.2500     01/19/09    4,169,250
Robert J. Friel......         200,000(5)                7%          02/01/99   $28.4375     01/31/06    1,785,875
John J. Engel........         100,000(5)                4%          04/12/99   $27.7500     04/11/06      871,350
Robert Rosenthal.....         200,000(5)                7%          03/22/99   $26.8125     03/21/06    1,683,825
Angelo D.
  Castellana.........          60,000(5)                2%          01/20/99   $27.2500     01/19/06      513,390

---------------
(1) The exercise price is equal to the fair market value of the Common Stock as determined by the closing price on the New York Stock Exchange Composite Transactions on the date of grant.

(2) Upon the death or total disability the optionee or his estate has 1 year to exercise vested options; upon retirement at a Company-recognized retirement age the optionee has the earlier of three (3) years or the scheduled "Last Date to Exercise" to exercise vested options; upon termination all further vesting stops and all unvested shares are cancelled; upon change in control all unvested options become 100% vested.

(3) The Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The assumptions used at the time of grant in January of 1999 included expected market votality of 30.25%, a 5.50% risk-free rate of return, a 2.23% dividend yield, and a 7 year expected life except in the case of options granted to Mr. Summe in January 1999, on which a 10 year expected life was assumed.

(4) Options granted by the Company in 1999 to Mr. Summe are performance based options that have a cliff vest of 6 years with a 10 year term. Vesting is accelerated if the following targets are met: Three (3) consecutive years of 15% growth in EPS or 50% cumulative growth in EPS in two (2) years or less over base year 1998 (adjusted for impact from acquisitions and divestitures). Upon the death or total disability the optionee or estate has 1 year to exercise vested options; upon retirement at a Company-recognized retirement age the optionee has the earlier of three (3) years or the scheduled "Last Date to Exercise" to exercise vested options; upon termination all further vesting stops and all unvested shares are cancelled; upon change in control all unvested options become 100% vested.

(5) Options granted by the Company in 1999 to Mssrs. Friel, Engel, Rosenthal and Castellana are non-qualified stock options that vest equally over 3 years, rounded up to the nearest whole share, with a 7 year term. Upon the death or total disability the optionee or his estate has 1 year to exercise vested options; upon retirement at a Company-recognized retirement age the optionee has the earlier of three (3) years or the scheduled "Last Date to Exercise" to exercise vested options; upon termination all further vesting stops and all unvested shares are cancelled; upon change in control all unvested options become 100% vested.

OPTION EXERCISES AND FISCAL YEAR END VALUES

     The following table sets forth information with respect to option exercises during 1999 and the number and value of unexercised options to purchase the Company's Common Stock held by the officers named in the Summary Compensation Table at the end of 1999. No stock appreciation rights were exercised during 1999 or were outstanding at the end of 1999.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION VALUE TABLE

                                                                                         VALUE OF UNEXERCISED IN-
                          SHARES                       NUMBER OF SECURITIES UNDERLYING     THE-MONEY OPTIONS AT
                        ACQUIRED ON                     UNEXERCISED OPTIONS AT FISCAL      FISCAL YEAR-END ($)
                         EXERCISE                         YEAR-END (#) EXERCISABLE/            EXERCISABLE/
NAME                        (#)       VALUE REALIZED            UNEXERCISABLE                UNEXERCISABLE(1)
----                    -----------   --------------   -------------------------------   ------------------------
Gregory L. Summe......        --                --             610,000/240,000               9,834,063/492,500
Robert F. Friel(2)....        --                --                   0/200,000                     0/2,668,750
John J. Engel(2)......        --                --                   0/100,000                     0/1,403,125
Robert Rosenthal(2)...        --                --                   0/200,000                     0/2,993,750
Angelo D.
  Castellana..........     5,000        $66,250.00             109,400/120,600             2,451,569/2,218,681

---------------
(1) Based on the fair market value (determined by averaging the high and the low selling price on the New York Stock Exchange Composite Transactions) of the Company's Common Stock on December 31, 1999 ($41.78125), less the option exercise price.

(2) The options that were granted to Messrs. Friel, Engel and Rosenthal were necessary to recruit these executives. These options, and the transition payments described in footnote 5 of the Summary Compensation Table, offset the value of unvested stock options and loss of bonus and other incentive opportunities and benefit plans as a result of leaving their previous employer.

                              CERTAIN TRANSACTIONS

     On March 31, 1999, a performance-based, interest free loan in the amount of $659,500.00 was made to Mr. Summe. Pursuant to the terms of the loan, the full amount was forgiven.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

                             SELECTION OF AUDITORS

     On January 19, 2000, the Board of Directors selected the firm of Arthur Andersen LLP, independent public accountants, to act as the Company's auditors and to audit the books of the Company and its subsidiaries for 2000. Arthur Andersen LLP is currently performing these duties and has done so continuously since 1968.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, and will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, Directors, and 10% stockholders to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. The Company assists its officers and Directors in complying with these filing requirements. Executive officers, Directors, and 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and Directors, the Company believes that during the preceding fiscal year its executive officers, Directors, and 10% stockholders have complied with all Section 16 filing requirements, except for the following. Mr. Tod purchased 500 shares on the open market at a price per share of $31.25 on April 30, 1999, which was not referenced in a Form 4 filing until July 1999. Mr. Ruettgers purchased 5,000 shares on the open market on February 9, 1999 at a price per share of $55.37 which was not referenced on a Form 5 filing until February 2000. Mr. Ruettgers also purchased 1,000 shares on the open market on May 13, 1999 at a price per share of $31.88 which was not referenced on a Form 4 until August 1999. Messrs. Engel and Rosenthal were elected as officers on April 27, 1999 and at that time they held options to purchase 100,000 and 200,000 shares, respectively, which were not referenced on Form 3 filings until July 1999.

                             STOCKHOLDER PROPOSALS
                                FOR 2001 MEETING

     In order to be considered for addition to the agenda for the 2001 Annual Meeting of Stockholders and to be included in the Proxy Statement and form of proxy, stockholder proposals should be addressed to the Clerk of the Company and must be received at the Corporate Offices of PerkinElmer no later than November 28, 2000.

     Stockholders who wish to make a proposal at the 2001 Annual
Meeting -- other than one that will be included in the Company's proxy materials -- should notify the Company no later than February 11, 2001. If a stockholder who wishes to present a proposal fails to notify the Company by this date, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the Securities and Exchange Commission.

                                         By Order of the Board of Directors

                                          /s/ TERRANCE L. CARLSON
                                          Terrance L. Carlson, Clerk

Wellesley, Massachusetts
March 27, 2000

     The Annual Meeting of PerkinElmer, Inc. stockholders will be held at 10:30 A.M. on Tuesday, April 25, 2000, at the Sheraton Needham Hotel in Needham, Massachusetts.

     The Sheraton Needham Hotel is located at 100 Cabot Street, just off Route 128 (I-95) at Exit 19A (see directions below). It is 10 miles from downtown Boston and 12 miles from Logan Airport. The hotel offers ample free parking and shuttle service to Boston and Logan Airport. For more information, the hotel can be reached by phone at (781) 444-1110, by fax at (781) 455-8617 or at www.sheratonneedham.com.

FROM LOGAN AIRPORT:

     As you are leaving the airport, follow the signs for Boston/Sumner Tunnel. You want to go through the tunnel. Once you are through the tunnel follow the signs to Rte. 3 South and the Mass Pike. Take Rte. 3 South. From Rte. 3 take the exit for Mass Pike West. About 3-4 miles down the road you will have to pay a toll of 50c. From the Mass Pike you will take the exit for I-95/Rte. 128 South (it is the same highway, called two different names). You will have to pay another 50c toll when exiting the Mass Pike. Follow I-95/Rte. 128 South to Exit 19A/Highland Ave.-Newton Highlands. This exit will bring you back over the highway. Turn right at the Ground Round Restaurant. Take immediate left at Cabot St. Follow signs to main entrance.

FROM RTE. 128 (I-95) NORTH OR SOUTH:

     Take Exit 19A. This will put you on Highland Ave., heading East. Follow Highland Ave. to 1st set of stop lights. Take right onto 2nd Ave. Take first right off of 2nd Ave. at the Sheraton Needham Hotel sign. Follow driveway to hotel. Parking garage will be on your right.

                                      LOGO

PerkinElmer(TM) is a trademark of PerkinElmer, Inc.
EVA(R) is a registered trademark of Stern Stewart & Co. [PerkinElmer, Inc. LOGO]

[PERKINELMER LOGO]

                                  DETACH HERE


                                     PROXY

                               PERKINELMER, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               For Annual Meeting of Stockholders April 25, 2000




     The undersigned hereby appoints Gregory L. Summe and Terrance L. Carlson, and each of them, proxies with power of substitution to vote as indicated below, for and on behalf of the undersigned at the Annual Meeting of Stockholders of PerkinElmer, Inc., to be held at the Sheraton Needham Hotel, 100 Cabot Street, Needham, Massachusetts on Tuesday, April 25, 2000, at 10:30 a.m., and at any adjournment thereof, hereby granting full power and authority to act on behalf of the undersigned at said Meeting.

1.  ELECTION OF DIRECTORS   Authority to elect Tamara J. Erickson, Kent F.
                            Hansen, John F. Keane, Nicholas A. Lopardo, Greta E.
                            Marshall, Michael C. Ruettgers, Gabriel Schmergel,
                            Gregory L. Summe, John Larkin Thompson and G. Robert
                            Tod for terms of one year each.


SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.


SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                SIDE

[PerkinElmer Letterhead]


                                  DETACH HERE

/X/  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE

     This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of Directors listed on the reverse side.

     ----------------------------------------
     The Board of Directors recommends a vote
                  FOR Proposal 1
     ----------------------------------------

1.   Election of Directors (see reverse)


                 FOR                            WITHHELD
                 ALL       / /            / /   FROM ALL
               NOMINEES                         NOMINEES

      FOR except those withheld from the following nomination(s):

          ---------------------------------------------------




             MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    / /


             Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature:                Date:          Signature:                Date:
          --------------       --------            --------------       --------